Exhibit 10.2

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) dated as of ___________, 2022, is by and between 5E Advanced Materials, Inc., a Delaware corporation (the “Company”), and ____________ (the “Indemnitee”).

WHEREAS, the Indemnitee is [a director] [an officer] [a director and officer] of the Company;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide the Indemnitee with substantial protection against personal liability, in order to procure the Indemnitee’s [continued] service as a [director] [officer] [director and officer] of the Company and to enhance the Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(e)) to, the Indemnitee as set forth in this Agreement and to the extent insurance is maintained for the coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to [continue to] provide services to the Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the respective meanings indicated below:

(a) “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing [25]% or more of the Company’s then outstanding Voting Securities, unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than [25]% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least 66 2/3% of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c) “Claim” means (i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law, or (ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by the Indemnitee.

(e) “Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also will include (i) expenses incurred in connection with any appeal resulting from any Claim, including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, will not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which the Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of the Indemnitee’s counsel as being reasonable will be presumed conclusively to be reasonable.

(f) “Expense Advance” means any payment of Expenses advanced to the Indemnitee by the Company pursuant to Section 4 or Section 5.

(g) “Indemnifiable Event” means any event or occurrence, whether occurring [before,] on or after the date of this Agreement, related to the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, an “Enterprise”) or by reason of an action or inaction by the Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three years has performed, services for either (i) the Company or the Indemnitee (other than in connection with matters concerning the Indemnitee under this Agreement or of other the Indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(i) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(j) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(k) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

2. Services to the Company. The Indemnitee agrees to [serve] [continue to serve] as a director or officer of the Company for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders the Indemnitee’s resignation or is no longer serving in such capacity. This Agreement will not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and the Indemnitee. The Indemnitee specifically acknowledges that the Indemnitee’s employment with the Company or any of its subsidiaries or Enterprise is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between the Indemnitee and the Company (or any of its subsidiaries or Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Constituent Documents or Delaware law. This Agreement will continue in force after the Indemnitee has ceased to serve as a director or officer of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 12.

3. Indemnification. Subject to Section 9 and Section 10, the Company will indemnify the Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date of this Agreement, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if the Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including Claims brought by or in the right of the Company, Claims brought by third parties and Claims in which the Indemnitee is solely a witness.

4. Advancement of Expenses. The Indemnitee will have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any Claim arising out of an Indemnifiable Event. The Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 30 days after any request by the Indemnitee, the Company will, in accordance with such request, (a) pay such Expenses on behalf of the Indemnitee, (b) advance to the Indemnitee funds in an amount sufficient to pay such Expenses or (c) reimburse the Indemnitee for such Expenses. In connection with any request for Expense Advances, the Indemnitee will not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, the Indemnitee will execute and deliver to the Company an undertaking (which will be accepted without reference to the Indemnitee’s ability to repay the Expense Advances) to repay any amounts paid, advanced or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that the Indemnitee is not entitled to indemnification hereunder. The Indemnitee’s obligation to reimburse the Company for Expense Advances will be unsecured and no interest will be charged thereon.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company will also indemnify against and, if requested by the Indemnitee, will advance to the Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by the Indemnitee in connection with any action or proceeding by the Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. The Indemnitee will be required to reimburse the Company in the event that a final judicial determination is made that such action brought by the Indemnitee was frivolous or not made in good faith.

6. Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company will nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) The Indemnitee will notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which the Indemnitee could seek Expense Advances, including a brief description (based upon information then available to the Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by the Indemnitee to timely notify the Company hereunder will not relieve the Company from any liability under this Agreement unless and to the extent that the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company will give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company will provide to the Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b) The Company will be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of any such Claim, the Company will not be liable to the Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by the Indemnitee in connection with the Indemnitee’s defense of such Claim, other than reasonable costs of investigation or as otherwise provided below. The Indemnitee will have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense will be at the Indemnitee’s own expense; provided that if (i) the Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) the Indemnitee has reasonably determined that there may be a conflict of interest between the Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, the Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company will not in fact have employed counsel to assume the defense of such Claim, then the Indemnitee will be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel will be borne by the Company.

8. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, the Indemnitee will submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification will be made insofar as the Company determines the Indemnitee is entitled to indemnification in accordance with Section 9.

9. Determination of Right to Indemnification.

(a) To the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee will be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) will be required. To the extent that the Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee will be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) will be required.

(b) To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that has been finally disposed of, any determination of whether the Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of the Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) will be made as follows:

(i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which will be delivered to the Indemnitee; and

(ii) if a Change in Control has occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which will be delivered to the Indemnitee.

The Company will indemnify and hold harmless the Indemnitee against and, if requested by the Indemnitee, will reimburse the Indemnitee for, or advance to the Indemnitee, within 30 days after such request, any and all Expenses incurred by the Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) The Company will use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) has not made a determination within 30 days after the later of (i) receipt by the Company of a written request from the Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (ii) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then the Indemnitee will be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of the Indemnitee to indemnification under this Agreement will be required to be made prior to the final disposition of any Claim.

(d) If, in regard to any Losses:

(i) the Indemnitee is entitled to indemnification pursuant to Section 9(a);

(ii) no Standard of Conduct Determination is legally required as a condition to indemnification of the Indemnitee hereunder; or

(iii) the Indemnitee has been determined or deemed pursuant to Section (b) or Section 9(c) to have satisfied the Standard of Conduct Determination;

then the Company will pay to the Indemnitee, within five business days after the later of the Notification Date or the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e) If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel will be selected by the Board of Directors, and the Company will give written notice advising the Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel will be selected by the Indemnitee, and the Indemnitee will give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h), and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected will act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence will apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence will apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination has been selected within 30 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or the Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware (the “Delaware Court”) to resolve any objection which has been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Delaware Court or such other person as the Delaware Court designates, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company will pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f) For purposes of this Agreement:

(i) in making any Standard of Conduct Determination, the person or persons making such determination will presume that the Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company will have the burden of proof to overcome that presumption and establish that the Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to the Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Company (including by its directors or any Independent Counsel) that the Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by the Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that the Indemnitee has not met any applicable standard of conduct;

(ii) without creating any presumption as to a lack of good faith if the following circumstances do not exist, the Indemnitee will be deemed to have acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company if the Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company will not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder;

(iii) the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that the Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted;

(iv) it will be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct will be on the Company; and

(v) a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including settlement of such action, claim or proceeding with our without payment of money or other consideration) it will be presumed that the Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a). The Company will have the burden of proof to overcome this presumption.

10. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company will not be obligated to:

(a) indemnify or advance funds to the Indemnitee for Expenses or Losses with respect to proceedings initiated by the Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i) proceedings referenced in Section 5 (unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii) where the Company has joined in or the Board has consented to the initiation of such proceedings;

(b) indemnify the Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(c) indemnify the Indemnitee for the disgorgement of profits arising from the purchase or sale by the Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(d) indemnify or advance funds to the Indemnitee for the Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the Indemnitee or payment of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by the Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

11. Settlement of Claims. The Company will not be liable to the Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which will not be unreasonably withheld, delayed or conditioned; provided that if a Change in Control has occurred, the Company will be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company will not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent.

12. Duration. All agreements and obligations of the Company contained herein will continue during the period that the Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and will continue thereafter (a) so long as the Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by the Indemnitee to enforce or interpret the Indemnitee’s rights under this Agreement, even if, in either case, the Indemnitee has ceased to serve in such capacity at the time of any such Claim or proceeding.

13. Non-Exclusivity. The rights of the Indemnitee under this Agreement will be in addition to any other rights the Indemnitee may have under the Constituent Documents, the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided that (a) to the extent that the Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, the Indemnitee will be deemed to have such greater right hereunder, and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, the Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

14. Liability Insurance. For the duration of the Indemnitee’s service as a director or officer of the Company, and thereafter for so long as the Indemnitee is subject to any pending Claim relating to an Indemnifiable Event, the Company will use its reasonable best efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, the Indemnitee will be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if the Indemnitee is a director, or of the Company’s officers, if the Indemnitee is an officer and not a director, by such policy. Upon request, the Company will provide to the Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

15. No Duplication of Payments. The Company will not be liable under this Agreement to make any payment to the Indemnitee in respect of any Losses to the extent the Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16. Subrogation. In the event of payment to the Indemnitee under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. Amendments. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement will be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver will operate as a waiver of any other provisions hereof (whether or not similar), nor will such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder will constitute a waiver thereof.

18. Binding Effect. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company will require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Company, by written agreement in form and substances satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19. Severability. The provisions of this Agreement will be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions will remain enforceable to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20. Notices. All notices, requests, demands and other communications in connection with this Agreement will be in writing and will be deemed to have been duly given if delivered by hand, against receipt or mailed, by postage prepaid, certified or registered mail:

(a) if to the Indemnitee, to the address set forth on the signature page of this Agreement.

(b) if to the Company, to: _____________.

Notice of change of address will be effective only when given in accordance with this Section. All notices complying with this Section will be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21. Governing Law and Forum. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Company and the Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Delaware Court and not in any other state or federal court in the United States, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

22. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original, but all of which together will constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

5E Advanced Materials, Inc.

By:
Name: Title:

INDEMNITEE

Name:

Address:

12